UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2008 (February 28, 2008)

Vanguard Natural Resources, LLC
(Exact name of registrant as specified in its charter)

DELAWARE	001-33756	61-1521161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7700 San Felipe, Suite 485 Houston, Texas 77063
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (832) 327-2255

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 28, 2008, the Board of Directors of Vanguard Natural Resources, LLC (the "Board") elected John R. McGoldrick, Loren Singletary and Bruce W. McCullough to the Board as independent directors.

Mr. McGoldrick will be Chairman of the Compensation Committee and a member of the Nominating and Governance, and Conflicts Committees. Mr. Singletary will be Chairman of the Conflicts Committee and a member of the Audit and Compensation Committees. Mr. McCullough will be Chairman of the Nominating and Governance Committee and a member of the Audit and Compensation committees.

There was no arrangement or understanding between Mr. McGoldrick, Mr. Singletary or Mr. McCullough and any other persons pursuant to which he was selected as a Director. There are no relationships between Mr. McGoldrick, Mr. Singletary or Mr. McCullough and the Company or its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 7.01     Regulation FD Material.

On March 3, 2008, the Company issued a press release announcing the election of the new independent directors, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION
Exhibit 99.1	Press Release dated March 3, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANGUARD NATURAL RESOURCES, LLC

	By:	/s/ Scott W. Smith
	Name:	Scott W. Smith
	Title:	President and Chief Executive Officer
March 3, 2008

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
99.1	Press Release dated March 3, 2008